SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 11, 2002


                        STANLEY FURNITURE COMPANY, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                   0-14938                       54-1272589
     --------                   -------                       ----------
(State or other               (Commission                    (IRS Employer
 jurisdiction of              File Number)                Identification No.)
 incorporation)


1641 Fairystone Park Highway, Stanleytown, Virginia             24168
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   (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (276) 627-2000
                                                           --------------



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         (Former name or former address, if changed since last report.)








ITEM 5.  OTHER EVENTS

         On December 11, 2002, the Registrant issued a press release announcing the election of Jeffrey Scheffer as Chief Executive Officer. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits

         The following exhibits are filed as a part of this report.

         99.1     Press release dated December 11, 2002.







                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            STANLEY FURNITURE COMPANY, INC.

   December 11, 2002                         By: /s/Douglas I. Payne
   -----------------                         ---------------------------
        Date                                 Douglas I Payne
                                             Executive V.P. - Finance and
                                             Administration









EXHIBIT 99.1

FOR IMMEDIATE RELEASE:                   CONTACT:ROBIN W. CAMPBELL
December 11, 2002                        Manager-Advertising and
                                         Marketing Svcs.
                                         (276) 627-2245
                                         e-mail: rcampbell@stanleyfurniture.com



Stanley Furniture Elects Scheffer CEO; Prillaman Continues as Chairman


STANLEYTOWN, VA., December 11, 2002/PRNewswire/ -- The Board of Directors of Stanley Furniture Company, Inc. has announced that Jeffrey Scheffer has been elected President and Chief Executive Officer. He previously served as President and Chief Operating Officer. Albert Prillaman, currently Chairman and CEO will continue as Chairman. Scheffer also was elected to the Board of Directors of Stanley.

Prior to joining Stanley in April 2001, Scheffer served for five years as President of American Drew, a La-Z-Boy company, and has over 20 years experience in the furniture industry. Prillaman joined Stanley in 1969 and was named President of Stanley in 1983 and CEO in 1985.

"As the business becomes increasingly complex, planning becomes more important to the company," Prillaman says. "In this period of unprecedented change within our industry, my energies as chairman will be focused on long-term strategic issues while Jeff will be responsible for all operational aspects of the business."

Scheffer commented, "I am committed to the Stanley strategy of focusing on best product in our segment, supported by excellent quality and service. Our blended approach, which combines focused, cost-effective domestic manufacturing with off-shore sourcing, allows us to style up without pricing up. This approach is being well received by our retail partners and the ultimate consumer. I welcome the opportunity to lead this outstanding company to yet higher levels of performance."

Prillaman added, "We think Stanley's strategic focus, combined with our proven management team, positions us to better serve the retail customer and consumer while differentiating Stanley from the competition. At the end of the day, the company that offers the best product, quality, and service will succeed, and we plan to do just that."

Established in 1924, Stanley Furniture Company, Inc. is a leading manufacturer of wood furniture targeted at the upper-medium price range of the residential market. Manufacturing facilities are located in Stanleytown and Martinsville, VA and Robbinsville and Lexington, NC. Its common stock is traded on the Nasdaq stock market under the symbol STLY.

For additional information, visit www.stanleyfurniture.com.

Certain statements made in this release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "estimates," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology. These statements reflect the Company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include competition in the furniture industry including competition from lower-cost foreign manufacturers, successful implementation of expanded offshore sourcing, the cyclical nature of the furniture industry, fluctuations in the price of lumber which is the most significant raw material used by the Company, credit exposure to customers in the current economic climate, capital costs and general economic conditions. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.